CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 11, 1994 included and incorporated by reference in WICOR, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.



                                      ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   September 28, 1994